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                                                                   EXHIBIT 10.10


                       GROUND LEASE AND SECURITY AGREEMENT

           SPALDING & EVENFLO COMPANIES, INC., a Delaware corporation , with its principal place of business at 601 S. Harbour Island Boulevard, Suite 200, Tampa, Florida 33035 (hereinafter called the "Ground Lessor"), for consideration paid, and other good and valuable consideration as more particularly described below, has as of this 18th day of February, 1998, agreed to enter into this Ground Lease and Security Agreement with GOVERNMENT LAND BANK, a Massachusetts body politic and corporate created by Chapter 212 of the Acts of 1975, as amended, d/b/a Massachusetts Development Finance Agency, and having its principal place of business at 75 Federal Street, Boston, Massachusetts (hereinafter called the "Lessee").

                                  Introduction

           A. Ground Lessor and Lessee have entered into a Loan Agreement of even date herewith regarding a certain loan from Lessee to Ground Lessor in the original principal amount of Six Million Five Hundred thousand Dollars $6,500,000 (the "Loan Agreement"), as evidenced by a Note of even date herewith (defined below), it being the intention of the parties that this Ground Lease shall run concurrently with the term of the Loan Agreement and serve as further collateral security for the obligations of Ground Lessor under the Loan Agreement and the Note and will secure (i) the payment of Six Million Five Hundred Thousand Dollars ($6,500,000.00), together with interest thereon, all as provided in one certain promissory note of the Ground Lessor of even date herewith, payable to the order of the Lessee (hereinafter referred to as the "Note"), (ii) the payment under and observance of all terms, covenants, agreements and conditions contained or referred to herein, in the Note, and in all documents and instruments securing payment and performance under the Note (hereinafter referred to as the "Loan Documents"), (iii) all other obligations now existing or hereinafter arising which Ground Lessor may from time to time owe to Lessee; and (iv) the performance of all other present and future obligations of the Ground Lessor to Lessee of every kind, nature and description (said payment obligations, terms,



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covenants, agreements, conditions and obligations being hereinafter collectively referred to as the "Obligations").

           B. Ground Lessor is the holder in fee simple of title to a certain warehouse and distribution facility consisting of approximately 150,000 square feet located on Meadow Street, Chicopee, Hampden County, Massachusetts as shown on Exhibit A attached hereto and made a part hereof (the "Real Estate"). The Real Estate shall include all buildings and improvements now or hereafter constructed, installed or located thereon. The Real Estate is a part of a larger, integrated office/warehouse/manufacturing facility of approximately 47 acres belonging to Ground Lessor (the "Chicopee Facility") of which the Real Estate is one component. Appurtenant to the Real Estate are all rights, claims, easements, reversions and remainders of whatever nature necessary or useful in connection with the use or occupancy of the Real Estate as well as the right to use in common with others those portions of the Chicopee Facility, including drives, parking areas, loading facilities, means of access and egress, public and private utilities, and party walls necessary or useful in connection with the use and occupancy of the Real Estate (collectively, such appurtenant rights and rights in common to be known as the "Appurtenant Rights"). The Appurtenant Rights shall include, without limitation, those Appurtenant Rights specifically shown on Exhibit A attached hereto and made a part hereof.. The Real Estate, together with the Appurtenant Rights shall be referred to herein as the "Leased Premises".

           NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties have agreed as follows:

           1. Demise of Leased Premises. Ground Lessor does hereby lease, grant and convey to Lessee, for the term of years set forth in Paragraph 2, below, the Leased Premises. The foregoing grant includes the grant by Ground Lessor to Lessee of the right to the use and enjoyment of and a continuing security interest in all real property and rights thereto, now or hereafter owned by Ground Lessor and


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now or hereafter located at or generated from the Leased Premises (it being the intention of the parties hereto that, wherever appropriate, a security interest shall attach to such property and rights as soon as the Ground Lessor obtains an interest in said property and rights and before such property becomes fixtures but to exclude any interest in Lessee of equipment, removable fixtures, and other personal property), including, without limitation, all and each of the following, whether singly or collectively, whether owned, due or existing now, or at any time in the future, and all proceeds, profits, substitutions and accessions of or to, or realized from, any of the following:

         (i) the Real Estate with buildings and improvements whether now existing or hereafter constructed or located thereon, including all easements, covenants, agreements and rights which are appurtenant thereto, including without limitation, rights in all streets, ways, whether public or private, and open spaces, situated in Chicopee, Hampden County, Massachusetts, as more particularly bounded and described in Schedule A annexed hereto;

         (ii) all furnaces, ranges, heaters, plumbing goods, gas and electric fixtures, screens, screen doors, mantels, shades, storm doors and windows, awnings, oil burners and tanks, gas or electric refrigerators and refrigerating systems, ventilating and air conditioning apparatus and equipment, door bell and alarm systems, sprinkler and fire extinguishing systems, portable or sectional buildings, and all other fixtures of whatever kind or nature owned by the Ground Lessor, including without limitation, fixtures as defined in G.L. c. 106, s. 9-313, now or in the future contained in or on the Leased Premises, and any and all similar fixtures hereinafter installed in the Leased Premises in any manner which renders such articles usable in connection therewith;

         (iii) all machinery, equipment, building supplies and appliances owned by the Ground Lessor and incorporated into the Leased Premises as a part thereof or any portion or unit thereof;

         (iv) any other property of the Ground Lessor in the nature of or constituting the types of property described in (i) through (iii), above, in which the Lessee may in the future be granted an interest;


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         (v)    all intangible personal property owned by the Ground Lessor now or at any time hereafter acquired and used in any way in connection with the improvement, construction or operation of the Leased Premises, including, but not limited to, plans and specifications, permits, approvals, construction, repair or warranty contracts, and other rights of every nature and description used in connection with the Leased Premises (and all proceeds thereof and accessions thereto), but excluding any rights to any intellectual property of Ground Lessor such as patents, trade marks, and license agreements. ;

         (vi) all rents, revenues, and income to be derived from the holding of the leasehold interest hereunder, which shall include those arising under any and all subleases or tenancies hereafter created at the Leased Premises or any part thereof, and, specifically, those pursuant to a certain Sublease Agreement of even date herewith between Lessee, as the Lessor thereunder, and Spalding & Evenflo Companies, Inc., as Tenant (the "Sublease"), with the right to receive and apply the same to the Obligations, and Lessee may demand, sue for and recover such payments but shall not be required to do so;

         (vii) all proceeds received from the sale, exchange, collection or other disposition of any of the property identified in foregoing Subparagraphs
(i) through (vi); all insurance proceeds relating to all or any portion of said property; and all awards, damages, proceeds, or refunds from any state, local, federal or other takings of, and all municipal tax abatements relating to, all or any portion of said property; and

         (viii) all rights, remedies, representations, warranties, and privileges pertaining to any of the foregoing property identified in Subparagraphs (i) through (vii), and all proceeds of the conversion, voluntary or involuntary, of any of the forgoing into cash or liquidated claims.

         It is the true, clear, and express intention of the Ground Lessor that the continuing grant of this Ground Lease and Security Agreement remain as security and as collateral for payment and performance of the Obligations whether now existing, or which may hereafter be incurred by future advances or



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otherwise, and whether or not the Obligations are related to the transaction described in this Ground Lease and Security Agreement, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this Ground Lease and Security Agreement. The notice of the continuing grant of this Ground Lease and Security Agreement therefore shall not be required to be stated on the face of any document representing any such Obligations nor otherwise be required to identify it as being secured hereby.

         2. Term of Lease.

         2.1 Definitions

                  2.1.1 Commencement Date. "Commencement Date" shall mean the date hereof.

                  2.1.2 Lease Year. "Lease Year" shall mean the period of twelve (12) consecutive months commencing on the first day of the month following the Commencement Date (if the Commencement Date shall be a day other than the first day of the month) and each succeeding year during the term.

         2.2 Lease Term. The term of this Lease Agreement shall commence on the Commencement Date, and continue thereafter for a period of twenty (20) years (the "Initial Term"); provided that, unless Lessee notifies Ground Lessor of Lessee's intention to terminate this Ground Lease as of the end of the Initial Term, this Ground Lease shall be extended for an extension term of ten (10) years and, unless similar cancellation notice is given by Lessee within six (6) months of the expiration of that or any successive extension term provided for herein, Lessee shall be deemed to have extended the term for six (6) additional terms of ten (10) years each and a further extension term of nine (9) years (each of the foregoing five extensions terms being referred to as the "Extension Terms" and, together with the Initial Term, the "Term"). Each successive Extension Term shall be on the same terms and conditions as the Initial Term, and no further instrument shall be necessary to effectuate or evidence the



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granting of the leasehold and security interest hereunder for such Extension
Term.


3.       DELIVERY OF POSSESSION.

         Subject to the terms and conditions set forth herein, Lessee shall be entitled to possession and use of the Leased Premises on the Commencement Date.

4.       USE OF THE LEASED PREMISES.

                  4.1 Use of the Leased Premises. Lessee shall have the right to use, and to allow others to use, the Leased Premises throughout the term of this Ground Lease for any and all lawful purposes provided that such use does not materially adversely affect the use of the Chicopee Facility. It is understood and agreed that Lessee intends to sublet the entire Leased Premises pursuant to the Sublease, and shall have the right to enter into additional or successive subleases of all or portions of the Leased Premises throughout the term of this Ground Lease. Accordingly, Lessee shall have no liabilities or obligations for the uses to which the Leased Premises are put, it being understood and agreed that Lessee's subtenants shall, throughout the term of this Sublease, be solely and exclusively responsible, at such subtenant's sole cost and expense, for assuring that the Leased Premises and the use of the Leased Premises will be in conformity with all the terms of this Ground Lease and applicable laws, regulations, codes and ordinances. Provided further, however, that if Lessee's subtenant is, at any time, other than Spalding & Evenflo Companies, Inc., or an affiliate or successor by merger to such subtenant as may be allowed under the Sublease (a "Non-affiliate User"), Lessee will, to the extent allowed by the terms of its sublease with such Non-affiliate User, use reasonable efforts to enforce such Non-affiliate User's obligations to comply with the terms of this Ground Lease and applicable laws, regulations, codes and ordinances. Any failure of the Non-affiliate User to do so will not, however, result in a default hereunder; provided that Ground Lessor shall have the right to enforce such obligations on behalf of Lessee.



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                  4.2 Assignment and Subletting. Lessee may assign this Ground
Lease or sublet any portion of the Leased Premises, in accordance with the terms of this Ground Lease, without the written consent of Lessor. Lessee will, however, notify the Ground Lessor of the identity and notice address for any such subtenant.

         5. RENT. Lessee shall be obligated to pay Ground Lessor rental payments for each Lease Year during the Term, in advance, of One hundred dollars ($100) as of the Commencement Date and on the first day of each subsequent Lease Year. Ground Lessor acknowledges receipt of the rental payment for the first Lease Year. If, in any subsequent Lease Year, Lessee shall fail to pay the aforesaid rent in a timely fashion, Ground Lessor shall provide Lessee no less than sixty
(60) days prior notice of and an opportunity to cure such failure.

         6. USE OF APPURTENANT RIGHTS; SIGNS

                  6.1. Use. Lessee shall have the right to free use of the Appurtenant Rights and to assign or sublet those rights as part of , and in conjunction with, the Sublease or any other sublease of the Leased Premises or assignment of this Ground Lease. If, at any time, there is a default under the Sublease, and Lessee relets the Leased Premises to a Non-affiliate User, Lessee, at Ground Lessor's expense, may, in accordance with applicable codes, laws and ordinances, close off any commonly shared walls or facilities, and limit access of Ground Lessor to the Leased Premises except as provided in this Ground Lease. Ground Lessor shall not take any action, or allow any other party to take any action, which would interfere with or preclude the exercise or use of any Appurtenant Right by Lessee or any Non-affiliate User, it being the express intention of the parties hereto that, throughout the term of this Ground Lease, Lessee, and those claiming through or under Lessee, shall have the ability and right to use the Leased Premises as if they were a separate facility from the remainder of the Chicopee Facility; provided, however, that Lessee shall make reasonable efforts to ensure that the use of the Leased Premises does not materially adversely affect the use of the Chicopee Facility.

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                  6.2. Maintenance of Common Facilities. Throughout the Term of
this Ground Lease, Ground Lessor, at Ground Lessor's cost and expense, shall maintain and repair in as good an order and condition as of the date hereof all facilities of the Chicopee Facility, including those facilities which are used as or are part of the Appurtenant Rights. Without any limitation of the foregoing, Ground Lessor shall pay for the cost of all common utilities serving both the Leased Premises and other portions of the Chicopee Facility.

                  6.3. Sharing of Common Expenses. At any time the Leased Premises are sublet to or used by a Non-affiliate User, and to the extent the commonly used facilities are not (or cannot practically be) separated as provided for in paragraph 6.1, above, such Non-Affiliate User shall pay to Ground Lessor its pro rata share of expenses incurred by Ground Lessor pursuant to paragraph 6.2, above, arising out of and related to the Appurtenant Rights. The Non-Affiliated User's pro rata share of any such expense shall be based on a fraction, the numerator of which shall be the number of ground floor square footage of the Leased Premises and the denominator or which shall be the ground floor square footage of that portion of the Chicopee Facility which has the benefit of the applicable common expense. Ground Lessor may charge the Non-affiliate User for the pro rata share of such expenses not more frequently than quarterly upon presentation to the Non-Affiliate User, with a copy to Lessee, of appropriate invoices and calculations as to the pro rata share of each expenses or category of expenses. Ground Lessor will provide an annual reconciliation and accounting of all such expenses to the Non-affiliate User and to Lessee, and either of them shall have the right, within thirty (30) days of receipt thereof, to request an audit of such expenses and the allocation thereof, the cost of which is to be borne by the Non-Affiliate User or Lessee unless there is greater than a ten (10%) per cent disparity from Ground Lessor's accounting in which event Ground Lessor shall bear such cost. Lessee shall include in any sublease with a Non-affiliate User the obligation of such User to pay its pro rata share as aforesaid and shall use reasonable efforts to enforce



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such obligation. If, notwithstanding the foregoing, the Non-affiliate User does not make the required payments to Ground Lessor, Ground Lessor shall have the right to enforce such obligation on its own behalf and in the stead of Lessee; provided, however, that any such failure of payment on the part of the Non-affiliate User shall not result in a default under or a forfeiture of this Ground Lease.


                  6.4 Certain Rights of Ground Lessor. Ground Lessor shall have the right, from time to time, and upon notice to Lessee, to change the location or configuration of any of the Appurtenant Rights and to promulgate uniform rules and regulations for the use of the Appurtenant Rights and the other common areas and facilities of the Chicopee Facility, provided that: (a) any such change will not interfere with the use and occupancy of the Leased Premises; (b) the Leased Premises will continue to have all parking, access and egress, loading areas and other appurtenant facilities so as to conform to all applicable codes, laws, regulations and ordinances; (c) any change or rule or regulation shall be applied and enforced equally to the Leased Premises and the other portions of the Chicopee Facility; and (d) the pro rata share of common expenses allocated to the Leased Premises will not materially increase.

                  6.5. Signage. Any subtenant or assignee of Lessee shall have the right to place signs on the exterior of the Leased Premises and at the access points to the Chicopee Facility from public roadways and on any common identifying signs for the Chicopee Facility. All such signs shall be in conformity with the requirements of the City of Chicopee and shall otherwise be in reasonable conformity with other signs located within the Chicopee Facility.


         7. Real Estate Taxes and Municipal Betterments. Ground Lessor shall pay, before the time such payments are due and/or could constitute a lien against the Leased Premises, all payments for taxes, charges, and assessments for municipal betterments upon the Leased Premises. Ground Lessor will promptly submit to Lessee, at such times as Lessee may reasonably request, evidence of the timely payment of such taxes, charges and assessments. Upon the occurrence of any default under the Sublease, Lessee shall have the right to require that Ground Lessor maintain with Lessee an escrow account into which Ground Lessor will deposit each month an amount calculated by Lessee to equal one-twelfth of the


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anticipated amounts of such taxes, charges and assessments, to be applied by
Lessee to the necessary payments as and when due. Interest that accrues on the funds being held by the Lessee pursuant to this Paragraph shall be credited to the Ground Lessor by the Lessee, and shall remain in escrow with the Lessee.

         If Ground Lessor, as part of a general contest of the real property tax assessment against the Chicopee Facility, shall, in good faith, desire to contest the validity or amount of any tax, assessment, levy, or other governmental charge herein agreed to be paid by Ground Lessor, Ground Lessor shall be permitted to do so and to defer, but only to the extent permitted by applicable law and so as not to result in the imposition of any liens or encumbrance, payment of such tax or charge until final determination of the contest, upon providing written notice to Lessee of Ground Lessor's intentions prior to the commencement of any such contest, which shall be given at least seven (7) days prior to delinquency.

         At any time the Leased Premises are sublet to or used by a Non-affiliate User, to the extent the Leased Premises do not constitute a separate tax parcel or are otherwise not subject to a separate tax assessment, the Non-affiliate User shall pay to Ground Lessor a pro rata share of real property taxes assessed against the Chicopee Facility, such proportion to be determined on the basis of the incremental increase in assessed valuation for the Chicopee Facility after the completion of construction of the improvements constituting the Leased Premises. The Non-affiliate User shall make all payments of its share of real property taxes to the Ground Lessor within twenty (20) days of receipt of an invoice therefor. Lessee shall include in any sublease with a Non-affiliate User an obligation on the part of such User to make the foregoing payments and shall use reasonable efforts to require such User to make the payments to Ground Lessor as aforesaid. If, notwithstanding the foregoing, the Non-affiliate User does not make the required payments to Ground Lessor, Ground Lessor shall have the right to enforce such obligation on its own behalf and in the stead of Lessee; provided, however, that any such failure of payment on the part of the Non-affiliate User shall not result in a default under or a forfeiture of this


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 Ground Lease.

         8. Certain Covenants of Ground Lessor. The Ground Lessor further covenants and agrees as follows:

         A. To perform and observe all the terms and conditions of this Ground Lease and Security Agreement, the Note and the Loan Documents.

         B. That the Ground Lessor has and will maintain a good and marketable fee simple estate in the Leased Premises, free and clear of all liens, encumbrances, charges and other exceptions to title except for Permitted Encumbrances identified in Schedule B hereto; has full power and lawful authority to convey the Leased Premises to Lessee by this Ground Lease and Security Agreement; will preserve its title to the Leased Premises subject only to said Permitted Encumbrances; and will forever warrant and defend the same to Lessee against the claims of all persons.

         C. That the execution and delivery of this Ground Lease and Security Agreement, and of any other instruments executed and delivered in connection herewith, constitute representations by the Ground Lessor that such execution and delivery is made with the authorization of the Ground Lessor to the extent required by applicable law, and that it does bind the Ground Lessor.

         D. Not without the prior written consent of the Lessee, to convey any part or all of the Chicopee Facility or the fee simple interest in the Leased Premises, provided, however, that the foregoing shall not apply to a conveyance as part of a corporate merger or sale of all or substantially all of the corporate stock or corporate assets of Ground Lessor or a conveyance to a parent, subsidiary, or affiliate of Ground Lessor.

         E. To use, improve and update the Chicopee Facility only in a way which complies with all applicable laws, regulations, codes and ordinances and which will not interfere with the use or structural or mechanical integrity of the Leased Premises. The Ground Lessor will not make or permit to be made any structural alterations or additions on the Leased Premises (except in accordance with the terms of the


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Sublease) without the prior written consent of the Lessee, which consent shall not be unreasonably withheld or delayed. In addition, the Ground Lessor will keep all and singular the Chicopee Facility in such repair, order condition as the same are now or may hereafter be put in while this Ground Lease and Security Agreement is outstanding, damage by fire or casualty expressly not excepted. The Ground Lessor shall use best efforts to comply with, shall not use any of the Chicopee Facility in violation of, and shall use best efforts to cause the Chicopee Facility to be in compliance with, each and every statute, regulation, ordinance, decision, license, directive order, by-law, or rule of any federal, state, local and other governmental authority which has or claims jurisdiction over the Ground Lessor or any of the Chicopee Facility. The Ground Lessor has to the best of its knowledge obtained, and will maintain in full force and effect, or shall obtain, as the case may be, all licenses, permits and approvals necessary for the use, maintenance, construction and operation of the Chicopee Facility, and, at the option of the Lessee, will do all things and execute all such documents as the Lessee may reasonably request to collaterally assign, if legally permissible to do so, the Ground Lessor's rights therein , as and to the extent they pertain to the Leased Premises, to the Lessee.

         F. Not without the prior written consent of the Lessee, or a partial release granted by the Lessee hereunder, to permit the ownership of the Leased Premises or any part thereof to become vested in any entity other than the Ground Lessor (its affiliate, parent or subsidiary); or to permit the merger, dissolution or reorganization of any entity comprising the Ground Lessor, except as part of a sale of all or substantially all of the assets of Ground Lessor or a merger or sale of all or substantially all of the outstanding shares of stock of Ground Lessor into or with a corporation of at least comparable net worth to Ground Lessor, in which latter case Ground Lessor shall notify Lessee in writing in advance (or, in any event, as soon as possible) of such sale, but shall not need the consent of Lessee. The Lessee may, in any case, without notice to the Ground Lessor or any other parties liable for the payment of the Obligations, deal with such successor or successors in interest with reference to this Ground Lease and


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Security Agreement and the Obligations hereby secured in the same manner as with the Ground Lessor or any other party liable for the payment of the Obligations, without in any way vitiating or discharging its or their liability hereunder or upon the Obligations hereby secured. No sale or transfer of the Leased Premises and no indulgence or forbearance on the part of the Lessee and no extension, whether oral or in writing, of the time for the payment of the Obligations hereby secured and no partial release of any party responsible for the Obligations secured hereby given by the Lessee shall operate to release, discharge, modify, change or affect the liability of the Ground Lessor herein or any other party liable for the payment of the Note, whether in whole or in part.

         G. That there is no suit, action, proceeding or investigation presently pending or, to the best of Ground Lessor's knowledge, threatened against the Ground Lessor or any of the Chicopee Facility, which, if determined adversely, would have a material adverse effect upon the Ground Lessor or the Leased Premises.

         H. That the Ground Lessor shall do all such things and execute all such documents from time to time hereafter as the Lessee may reasonably request in order to carry into effect the provisions and intent of this Ground Lease and Security Agreement and to protect, perfect and maintain the Lessee's interest in and to the Leased Premises, including, without limitation, appearing in and defending any suit, action or proceeding that might in any way, in the reasonable judgment of the Lessee, affect the priority of this Ground Lease and Security Agreement or the rights and powers of the Lessee hereunder, or the value of the Leased Premises.

         9. Insurance. The Ground Lessor shall, with respect to the Chicopee Facility maintain or cause to be maintained public liability insurance, fire and all risk casualty insurance, with an acceptable agreed amount endorsement, and such other insurance against such casualties or contingencies meeting the insurance requirements attached hereto as Schedule C and as may be required by the Lessee in sums and with companies satisfactory to the Lessee, provided that the property insurance on the Leased


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Premises shall be no less than the greater of (i) 100% of replacement value thereof, or (ii) the amount of the Obligations (meeting all coinsurance requirements). All policies shall contain a provision requiring at least ten
(10) days advance notice to the Lessee before any cancellation or modification. All insurance on the Leased Premises shall be for the benefit of and deposited with the Lessee, shall be first payable to the Lessee, and shall include such endorsement in favor of the Lessee as the Lessee may reasonably specify. The endorsement shall provide that the insurance, to the extent of the Lessee's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Ground Lessor, or failure by the Ground Lessor to comply with any warranty or condition of the policies. The Ground Lessor shall advise the Lessee of each claim made by the Ground Lessor under any policy of insurance which covers all or any portion of the Leased Premises and
(i) prior to the occurrence of an Event of Default hereunder, as said term is hereinafter defined, or under the Note, will not adjust or settle such claim without the prior consent of the Lessee, which consent shall not be unreasonably withheld or delayed; and (ii) after the occurrence and continuance of an Event of Default hereunder, as said term is hereinafter defined, or under the Note or the Sublease, at the Lessee's option in each instance, will permit the Lessee, to the exclusion of the Ground Lessor, to conduct the adjustment of each such claim. The Ground Lessor hereby appoints the Lessee as the Ground Lessor's attorney in fact, after the occurrence of an Event of Default hereunder, as said term is hereinafter defined, or under the Note or the Sublease, to obtain, adjust, settle, and cancel any insurance described in this Paragraph and to endorse in favor of the Lessee any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Ground Lease and Security Agreement is terminated by a written instrument executed by a duly authorized officer of the Lessee.

         The Lessee shall not be liable for any loss sustained on account of any exercise pursuant to said power unless such loss is caused by the gross negligence or willful misconduct of the Lessee. The Lessee shall, at Ground Lessor's requirement make any proceeds available to the Ground Lessor to repair



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or reconstruct the Leased Premises provided (i) the Sublease, to the extent then in effect, will remain in full force and effect; (ii) the Lessee receives from the Ground Lessor certification from an architect, reasonably satisfactory to Lessee, of the estimated cost to so repair or reconstruct the Leased Premises;
(iii) the value and utility of the Leased Premises following such repair or reconstruction will be at least equal to the value and utility of the Leased Premises prior to the damage sustained thereby; (iv) the plans and specifications for any such repair or reconstruction are reasonably acceptable to the Lessee; (v) the Ground Lessor delivers to the Lessee the insurance proceeds and such additional funds deemed necessary in the reasonable judgment of the Lessee, to be held by the Lessee for such repair or reconstruction in accordance with such disbursement procedures as are established by the Lessee
(or other arrangements are made which are satisfactory to the Lessee); and (vi) the Ground Lessor provides the Lessee with satisfactory evidence that the said repair or reconstruction is in compliance with all applicable state, federal and local laws, ordinances, rules and regulations. Notwithstanding any terms or provisions of this Paragraph to the contrary, if Ground Lessor fails to satisfy any of the above conditions or upon the occurrence of an Event of Default hereunder, as said term is hereinafter defined, or under the Note or the Sublease, not cured within any applicable grace periods, or if the Ground Lessor decides not to rebuild or restore the Leased Premises and informs the Lessee of such decision within forty-five (45) days after damage to the Leased Premises has occurred, the Lessee may apply the proceeds of such insurance against the Obligations, whether or not such have matured; provided, however, that no such application shall relieve Ground Lessor of the balance of or any deficiency under the Obligations.

         10. Lessee's Right to Make Certain Payments. The Ground Lessor hereby authorizes the Lessee, at Lessee's option and upon Ground Lessor's failure to do so, after written notice from Lessee to pay all taxes, assessments, water rates and other charges, with interest and costs and charges accrued thereon, which may at any time be a lien upon the Leased Premises or any part thereof; to pay the premiums for any insurance required hereunder; to incur and pay reasonable expenses, including reasonable attorney's fees, in protecting its rights hereunder and in the security hereby granted; to pay any balance due under any conditional agreement of sale or financing statement on any fixture or other property covered hereby; in the event the Note or any other instrument evidencing an Obligation is put in the hands of any attorney for collection of all or any part thereof, to pay reasonable attorney's fees and expenses in connection with such collection; to take any other action that the Lessee may deem proper to repair, insure, maintain or preserve the Leased Premises or Lessee's rights therein; to add all such amounts incurred, or any part thereof, to the principal sum secured hereby and to apply to any of these purposes or to the repayment of any amounts so paid by the Lessee or any part thereof any sums paid hereunder by the Ground Lessor.

         11.      Hazardous Materials.

                  11.1 Ground Lessor represents and warrants that neither the Ground Lessor nor any person for whose conduct the Ground Lessor is responsible, nor to Ground Lessor's knowledge, any tenants or users of the Chicopee Facility, except as previously set forth in hazardous waste site assessments and reports prepared by O'Reilly, Talbot & Okun Associates, Inc. dated December, 1997 and previously submitted to Lessee, with respect to the Leased Premises, ever:

         (i) owned, occupied or operated a site or vessel on which any hazardous material or oil was or is stored or disposed of (except if such storage or disposal was or is in compliance with all laws, ordinances and regulations pertaining thereto) (the terms "site", "vessel", "hazardous material and oil" respectively being used in this Paragraph having the meaning given those terms in G.L. chapter 21E, as amended and applicable federal statutes);

         (ii) directly or indirectly transported, or arranged for the transport, of any hazardous material or oil (except if such transport was on or in compliance with all applicable laws, ordinances and regulations);

         (iii) caused or was legally responsible for any release, or threat of release, of any hazardous material or oil;

         (iv) received notification from any federal, state, local or other governmental authority of any potential, known, or threat of release of any hazardous material or oil on or from the Leased Premises or any site or vessel owned, occupied or operated either by the Ground Lessor or any person for whose conduct the Ground Lessor is responsible or whose liability may result in a lien on the Leased Premises, or of the incurrence of any material expense or loss by such governmental authority, or by any other person, in connection with the assessment, containment, or removal of any release, or threat of release, of any hazardous material or oil from the Leased Premises or any such site or vessel. The Ground Lessor represents and warrants to the best of its knowledge that no hazardous material or oil was ever, or is now, stored or disposed of (except in compliance with all laws, ordinances and regulations pertaining thereto) on the Leased Premises.

                  11.2 The Ground Lessor shall: (i) not store nor permit others to store (except in compliance with all laws, ordinances and regulations pertaining thereto), or dispose of any hazardous material or oil on the Chicopee Facility, or on any other site or vessel owned, occupied or operated either by the Ground Lessor, or by any person for whose conduct the Ground Lessor is responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any hazardous material or oil (except in compliance with all laws, ordinances and regulations pertaining thereto); (iii) take all such action in the future upon the reasonable request of the Lessee, including, without limitation, the conducting of engineering or other tests (at the sole expense of the Ground Lessor) to confirm that no hazardous material or oil is or ever was stored or disposed of on the Chicopee Facility in violation of laws, ordinances and regulations pertaining thereto.

                  11.3 Notwithstanding anything to the contrary which may be contained in this Ground Lease and Security Agreement, the Ground Lessor covenants and agrees to comply strictly and in all respects with the statutes ("Statutes") set forth below as they may be amended form time to time, and to notify the Lessee promptly in the event of any potential or known "release" of "oil" or "hazardous waste", "hazardous substances" or "hazardous materials" as those terms (or successor terms of similar import) are defined in the Statutes, upon the Leased Premises. In the event that the Ground Lessor fails to comply with the requirements of the Statutes, the Lessee may, at its election, but without the obligation so to do, after notifying Ground Lessor of its intention to do so and providing Ground Lessor the opportunity to cure, give such notices or cause such work to be performed at the Leased Premises, or take any and all other actions as the Lessee deems necessary, as shall cure such failure of compliance and any amounts paid as a result thereof, together with interest thereon at the rate of interest set forth in the Note from the date of payment, shall be immediately due and payable by the Ground Lessor to the Lessee, and until paid shall be added to and become a part of the Obligations secured hereby, and the same may be collected as part of said Obligations in any suit hereon or upon the Obligations, or the Lessee, by the payment of any assessment, claim or charge, may, if it sees fit, be thereby subrogated to the rights of any jurisdiction but no such advance shall be deemed to relieve the Ground Lessor from any default hereunder or impair any right or remedy consequent thereon. The Ground Lessor does hereby, for itself and its successors and assigns, agree to and hereby does indemnify, defend and hold harmless the Lessee and its assigns, successors and grantees, of and from any and all liabilities, assessments, suits, damages, costs and expenses, attorney's fees or judgments arising from its failure to comply with the Statutes or from the handling or disposal of hazardous wastes and/or toxic substances, including clean-up thereof, and including, without limitation, the assertion of any lien pursuant to any of the Statutes taking priority over the property interest of this Ground Lease and Security Agreement; and the Ground Lessor further agrees to indemnify, defend and hold harmless the Lessee and its assigns, successors and grantees from any and all infractions and liens arising from any liability or indebtedness to any jurisdiction arising pursuant to the provisions of the Statutes. For the purposes of this Paragraph, the term "Statutes" shall include the following and their implementing regulations, if applicable: (i) Massachusetts Hazardous

Waste Management Act, Mass. G.L.c. 21C. (ii) Massachusetts Super Fund Law, Mass. G.L.c. 21E. (iii) Massachusetts Pesticide Control Act, Mass. G.L.c. 132B. (iv) Massachusetts Lead Poisoning Prevention and Control Act, Mass. G.L. c. 111 ss 190-199A. (v) Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et. seq. (vi) Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et. seq. (vii)Federal Insecticide Fungicide and Rodenticide Act, 7 U.S.C. Sec. 136. (viii) Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801-1802. (ix) Federal Water Pollution Control Act, 32 U.S.C. Sec. 1251 et. seq. (x) Federal Solid Waste Disposal Act. (xi) Federal Clean Air Act, 42 U.S.C. sec. 1857 et. seq.

         12. Eminent Domain. The Ground Lessor shall advise the Lessee of any proposed taking by any state, federal or local authority of all or a portion of the Chicopee Facility, including the Leased Premises. The Ground Lessor shall cooperate with the Lessee in connection with the negotiation of any such taking and any awards or damages payable to the Ground Lessor in connection therewith and shall take any reasonable action relating thereto requested by the Lessee. Prior to the occurrence of an Event of Default hereunder, as said term is hereinafter defined, or under the Note or the Sublease, the Ground Lessor will not adjust or settle such damage or award claim without the prior consent of the Lessee, which consent shall not be unreasonably withheld. After the occurrence and continuance of an Event of Default hereunder, as said term is hereinafter defined, or under the Note or the Sublease, the Ground Lessor will permit the Lessee, at the Lessee's option in each instance, to the exclusion of the Ground Lessor, to conduct the adjustment of each such damage or award claim. The Ground Lessor hereby appoints the Lessee as the Ground Lessor's attorney in fact after the occurrence and continuance of an Event of Default hereunder, as said term is hereinafter defined, or under the Note, to obtain, adjust and settle each such damage or award claim and to endorse in favor of the Lessee any and all drafts and other instruments with respect thereto. The within appointment, being coupled with an interest, is irrevocable until this Ground Lease and Security Agreement is terminated by a written instrument executed by a duly authorized officer of the Lessee. The Lessee shall not be liable for any loss sustained on account of any exercise pursuant to said power unless such loss is caused by the gross negligence or willful misconduct of the Lessee. The Lessee may apply any proceeds of such taking against the Obligations, whether or not such have matured; provided, however, that until the occurrence of an Event of default, and the expiration of any cure periods, Ground Lessor shall be entitled to retain all of such proceeds if and to the extent they do not arise out of a taking of any portion of the Leased Premises.

         13. Management. It is understood and agreed that, until the occurrence of an Event of Default, Ground Lessor shall manage the entire Chicopee Facility. Notwithstanding the provision above, upon the occurrence of an Event of Default, if the performance of the Ground Lessor in managing the Leased Premises is, in the reasonable opinion of the Lessee, materially unsatisfactory, within thirty (30) days of receipt by Ground Lessor of written notice from the Lessee so stating, Ground Lessor shall (i) cure such unsatisfactory performance to the reasonable satisfaction of the Lessee or undertake action that will result in a timely cure thereof promptly, or (ii) retain at its own expense a qualified and competent company or entity approved in writing by the Lessee to manage the Leased Premises. The management agreement between the Ground Lessor and the said company or entity shall be approved by the Lessee and said agreement shall, at the option of the Lessee, be collaterally assigned to the Lessee.

         14. Notices to Lessee. The Ground Lessor shall promptly notify the Lessee upon the occurrence of any of the following events:

         (i) receipt of any notice of violation, or notice of similar import, from any governmental authority, contractor or lender related in any way to the Leased Premises, or the use or improvement thereof;

         (ii) receipt of any notice related to the title, or encumbrance thereof, to the Leased Premises, or to the commencement of litigation in any way related to the Leased Premises; or

         (iii) material damage to the Leased Premises, whether or not such damage is covered by insurance.

         15. Events of Default. Each of the following shall be deemed to be an "Event of Default" under this Ground Lease and Security Agreement: (i) failure to make any payment when due after the expiration of any applicable grace periods in accordance with the terms of the Note, the Sublease or the Obligations; (ii) failure to perform under any of the terms, covenants, and conditions in this Ground Lease and Security Agreement, the Loan Documents or any other agreement between the Ground Lessor and the Lessee, or failure to perform any of the nonpayment obligations under the Note or the Sublease, if such failure shall have continued for a period of thirty (30) days after written notice of such failure shall have been furnished to the Ground Lessor at its address as set forth above, unless such failure to perform is incapable of cure within said thirty (30) day period, in which event the Ground Lessor shall not be in default if during said thirty (30) day period the Ground Lessor commences to cure such failure to perform and diligently proceeds to effect such cure during the period required therefore or immediately thereafter; (iii) material breach of any warranties or representations given by Ground Lessor to Lessee;
(iv) a default following the expiration of all applicable grace periods under any junior or senior mortgage or junior or senior security interest, lien or encumbrance of any kind upon the Leased Premises or any portion of the Chicopee Facility, or the institution of foreclosure or other proceedings to enforce any such mortgage or security interest, lien or encumbrance; (v) permitting or consenting to any indulgence, forbearance or postponement of any obligations of any mortgage or security interest in the Chicopee Facility, without the written consent of the Lessee; or (vi) should the Ground Lessor or any guarantor of the Obligations secured hereby, or any successors and assigns thereof, including, without limitation, the then current owner in fee simple of the Leased Premises:
(a) seek relief (including the entry of an order of relief) pursuant to the Federal Bankruptcy Code, or any similar law, state or federal, whether now or hereafter existing (hereafter referred to as a "Bankruptcy Proceeding"); or (b) file any answer admitting insolvency or inability to pay its debts; or (c) fail to obtain a vacation or stay of any involuntary bankruptcy or other insolvency proceeding within sixty (60) days, as hereinafter provided; or (d) have a trustee or receiver or custodian appointed for or have any court take jurisdiction of its property, or the major part thereof, in any involuntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation if such trustee or receiver or custodian shall not be discharged or if such jurisdiction shall not be relinquished, vacated or stayed on appeal or otherwise within sixty (60) days; or (e) make an assignment for the benefit of its creditors; or (f) admit in writing its inability to pay its debts generally as they become due; or (g) consent to an appointment of a receiver or trustee or custodian of all of its property, or the major part thereof; or (h) become insolvent.

         16.  Remedies of Lessee.

                  16.1 Upon the occurrence and continuance of an Event of Default as defined in Paragraph 15, above, or at any time thereafter, full performance and payment of all of the Obligations will become immediately due at the option of the Lessee, including without limitation the full and immediate payment of all amounts due under the Note, and the Lessee shall among other matters have all the rights of a secured party under the Massachusetts General Laws, and shall have all of the following rights and remedies: (i) to take possession of all or a portion of the Leased Premises and to remove the Tenant under the Sublease from all possession of the Leased Premises and exercise all rights and remedies as the Lessor under the Sublease; (ii) with or without taking possession of the Leased Premises, to lease or otherwise dispose of any or all of the Leased Premises in its then condition or following such construction, development, preparation or processing as the Lessee deems advisable or, similarly, to assign or transfer all or any part of Lessee's interest in its leasehold interest hereunder; (iii) with or without taking possession of the Leased Premises, and without assuming the obligations of the Ground Lessor, to exercise the rights of the Ground Lessor to use, or to benefit from, any of the leases, permits or licenses of or related to the Leased Premises; (iv) with or without taking possession of the Leased Premises and with or without bringing any action or proceeding, either directly, by agent, or by the appointment of a receiver, construct or complete the construction of improvements or site work on the Leased Premises and manage, lease, sublease or operate the Leased Premises on such terms as the Lessee, in its sole discretion, deems proper or appropriate provided no material adverse impact on the operations of the Chicopee facility; (v) to accelerate all obligations due under the Note and other Loan Documents and to apply any revenues, rents or profits from the Leased Premises, or the proceeds thereof, towards (but not necessarily in complete satisfaction of) the Obligations; and/or (vi) to apply toward any of the Obligations any deposits or any sums credited by or due from the Lessee to the Ground Lessor, or any funds being held in escrow by the Lessee, without first enforcing any other rights of the Lessee against the Ground Lessor, against any endorser or guarantor of the Note or against the Leased Premises.

                  16.2 After the occurrence of an Event of Default and whether or not Spalding & Evenflo Companies, Inc. remains in possession of the Leased Premises, whether or not such Event of Default is waived by the Lessee, the Lessee shall be entitled to collect at that time all reasonable costs, charges and expenses, including reasonable attorney's fees, incurred by the Lessee as a result of said Event of Default up to the time of a waiver of default or through the exercise by Lessee of any and all of the remedies of a secured party under G.L. chapter 106 (Uniform Commercial Code) or otherwise.

                  16.3 The Ground Lessor will pay on demand to the Lessee or the Lessee may, at its option, add to the principal balance then due under the Note
(i) any sums advanced or paid by the Lessee on account of the occurrence of an Event of Default of whatever nature by the Ground Lessor, (ii) any sums advanced or paid, whether before or after the occurrence of an Event of Default, for or in lieu of taxes, assessments, water rates, repairs, improvements or insurance, and (iii) any sums paid by the Lessee, including reasonable attorney's fees, in prosecuting, defending, intervening in any legal or equitable proceeding wherein the Lessee reasonably deems any of the rights created by this Ground Lease and Security Agreement to be jeopardized or in issue, provided, however, that prior to the occurrence of an Event of Default, Lessee shall give Ground Lessor ten
(10) days prior notice of Lessee's
intention to incur expenses pursuant to this clause (iii), during which time Ground Lessor shall have the opportunity of providing information to Lessee as to the necessity of incurring such expenses, which Lessee shall have the right to accept or reject in its sole discretion..

                  16.4 Upon an Event of Default, Lessee shall be under no Fobligation to re-let or derive any income of any sort from the Leased Premises. If Lessee, at its option, exercises any of the foregoing rights and remedies, any disposition of the Leased Premises and/or of Lessee's leasehold interest hereunder may be at public auction or private negotiated transaction, to the extent such private disposition is authorized under the Massachusetts General Laws, upon such terms and in such manner as the Lessee deems advisable. The Lessee may purchase or repossess for its own purposes and in its own name the ground leasehold interest in the Leased Premises as created hereby, or any portion of it, at any disposition held under this Paragraph. With respect to any part of the Leased Premises to be sold pursuant to G.L. chapter 106, the Lessee shall give the Ground Lessor written notice in accordance with Massachusetts law of the date, time and place of any proposed public sale, or such additional notice as may be required under Massachusetts General Laws, and of the date after which any private sale or other disposition may be made. The Lessee may sell any part of the ground leasehold interest in the Leased Premises as created hereby, or any portion or unit thereof, at the sales conducted pursuant hereto. Lessee need only apply proceeds from the disposition of the Leased Premises towards the Obligations only upon actual receipt thereof. Lessee's entering into a new sublease with a Non-affiliate User shall not relieve Ground Lessor of its Obligations unless and only to the extent Lessee receives payments thereunder, after all costs and expenses incurred by Lessee in connection therewith. Lessee may offset all such costs and expenses first against any revenues received before crediting the net revenues to the Obligations.

          17. Certain Rights of Lessee.

                  17.1 In connection with the Lessee's exercise of the Lessee's rights under this Ground Lease and Security Agreement, the Lessee may enter upon, occupy and use all or any part of the Leased

Premises and may exclude the Ground Lessor from the Leased Premises or portion thereof as may have been so entered upon, occupied or used. The Lessee shall not be required to remove any part of the furniture, fixtures or equipment from said Leased Premises upon the Lessee's taking possession thereof, and may render any part of the Leased Premises unusable to the Ground Lessor. In the event the Lessee manages or engages a third party manager for the Leased Premises as provided for herein, the Ground Lessor shall pay to the Lessee on demand a reasonable fee for the management thereof in addition to the Obligations provided for herein. Further, the Lessee may construct such improvements on the Leased Premises or make such alternations, renovations, repairs and replacements thereto, as the Lessee, in its sole discretion, deems proper or appropriate. The obligation of the Ground Lessor to pay such amounts and all expenses incurred by the Lessee in the exercise of its rights herein shall be included in the Obligations and shall accrue interest at the highest rate of interest charged relative to the Obligations.

                  17.2 Upon the occurrence of an Event of Default and the expiration of all applicable grace periods, the Ground Lessor hereby irrevocably constitutes and appoints the Lessee as the Ground Lessor's true and lawful attorney, to take any action with respect to the Leased Premises to preserve, protect or realize upon the Lessee's interest therein, each at the sole risk, cost and expense of the Ground Lessor, but for the sole benefit of the Lessee. The rights and powers granted the Lessee by the within appointment include, but are not limited to, the right and power to: (i) prosecute, defend, compromise, settle or release any action relating to the Leased Premises; (ii) endorse the name of the Ground Lessor in favor of the Lessee upon any and all checks or other items constituting remittances or proceeds of the Leased Premises; (iii) sign and file or record on behalf of the Ground Lessor any financing or other statement in order to perfect or protect the Lessee's security interest in accordance with the Loan Documents; (iv) enter into any contracts or agreements relative to, and take all action deemed necessary in connection with, the construction or completion of any improvements or site work on the Leased Premises; (v) exercise the rights of the Ground Lessor under any lease, permit or license relating to the

Leased Premises; or (vi) manage, operate, maintain, complete, sell or repair the Leased Premises. The Lessee shall not be obligated to perform any of such acts or to exercise any of such powers, but if the Lessee elects so to perform or exercise, the Lessee shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to Ground Lessor except for the Lessee's gross negligence, wilful misconduct and actual bad faith. All powers conferred upon the Lessee by this Ground Lease and Security Agreement, being coupled with an interest, shall be irrevocable until terminated by a written instrument executed by a duly authorized officer of the Lessee or until all Obligations of Ground Lessor have been satisfied in full.

         18. Rights and Remedies Cumulative. The rights, remedies, powers, privileges and discretions of the Lessee hereunder (hereinafter the "Lessee's Rights and Remedies"), shall be cumulative and not exclusive of any rights or remedies which it would otherwise have, including, without limitation, the Lessee's rights and remedies under the Note and the Loan Documents. No delays or omissions by the Lessee in exercising or enforcing any of the Lessee's Rights and Remedies shall operate as or constitute a waiver thereof. No waiver by the Lessee of any default hereunder or under the Note shall operate as a waiver of any other default hereunder or under the Note. No single or partial exercise of the Lessee's Rights or Remedies, and no other agreement or transaction, of whatever nature entered into between the Lessee and the Ground Lessor at any time, whether before, during or after the date hereof, preclude any other or further exercise of the Lessee's Rights and Remedies. No waiver or modification on the Lessee's part on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lessee's Rights and Remedies under this Ground Lease and Security Agreement and under the Note and the Loan Documents shall be cumulative, and not alternative or exclusive, and may be exercised by the Lessee at such time or times and in such order of preference as the Lessee in its sole discretion may determine.

         19. No Liability of Lessee. The Lessee shall not be liable for any loss sustained by the Ground Lessor resulting from any action, omission or failure to act by the Lessee with respect to the exercise or enforcement of its rights under this Ground Lease and Security Agreement, the Note, the Loan Documents or its relationship with the Ground Lessor or the Chicopee Facility unless such loss is caused by the gross negligence, wilful misconduct or actual bad faith of the Lessee. This Ground Lease and Security Agreement and the Lessee's exercise of its rights hereunder shall not operate to place any responsibility upon the Lessee for the control, care, management, or repair of the Leased Premises, nor shall it operate to place any responsibility upon the Lessee to perform the obligations of the Ground Lessor under any lease, license or contract, or to make the Lessee responsible or liable for any waste committed on the Leased Premises any damages or defective condition of the Leased Premises, or the management, upkeep, repair or control of the Leased Premises.

         20. Indemnification of Lessee. The Ground Lessor shall indemnify, defend and hold the Lessee harmless from any claim brought or threatened against the Lessee by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Leased Premises, or the Chicopee Facility, or on account of the Lessee's relationship with the Ground Lessor or any guarantor or endorser of the Obligations (except those arising solely out of the gross negligence, wilful misconduct or actual bad faith of Lessee). The within indemnification shall survive payment of the Obligations and/or any termination, release or discharge executed by the Lessee in favor of the Ground Lessor for a period of three (3) years.

         21. Miscellaneous.

                  21.1 Interpretation of Agreement. This Ground Lease and Security Agreement, the Note, the Loan Documents and all other instruments executed in connection herewith incorporate all discussions and negotiations between the Ground Lessor and the Lessee concerning the matters included herein and in such other instruments. No such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof. No modification, amendment or waiver of any provision of this

Ground Lease and Security Agreement, the Note, the Loan Documents or any other agreement between the Ground Lessor and the Lessee shall be effective unless executed in writing by the party to be charged with such modification, amendment or waiver, and if such party be the Lessee, then by a duly authorized officer thereof. Furthermore, if any provision of this Ground Lease and Security Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, all of the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of the Lessee in order to effect the provisions of this Ground Lease and Security Agreement.

                  21.2 Governing Law. This Ground Lease and Security Agreement shall be governed, construed and enforced under the laws of the Commonwealth of Massachusetts. The parties agreed that the Courts of the Commonwealth of Massachusetts shall have jurisdiction over the matters et forth herein, and Ground Lessor hereby submits to such jurisdiction.

                  21.3 Waiver of Rights. Ground Lessor specifically waives any existing or future right, power, privilege, immunity or remedy, whether conferred by any statute or by general equitable considerations, that it now or hereafter may have or claim to require any separate valuation, sale or other realization of its interests in connection with any disposition of the Leased Premises or other enforcement of this Ground Lease and Security Agreement and instead agrees and consents to Lessee's foreclosure or other enforcement against its respective interests in any of the property from time to time encumbered by this Ground Lease and Security Agreement, either simultaneously or in such order as Lessee may elect.

         22. Defeasance. At such time as all Obligations outstanding to Lessee have been satisfied in full, Lessee shall release its leasehold interest hereunder, and neither party shall have any obligation to the other hereunder except for indemnifications by Ground Lessor which, by their terms, survive the termination hereof. Provided further that any sublease entered into between Lessee and a Non-affiliate User after the occurrence of an Event of Default shall remain in effect for the balance of its then current term. Lessee shall execute and deliver such instruments as may be necessary to effectuate or evidence the termination of this Ground Lease upon the foregoing terms and conditions.

           WITNESS the execution hereof under seal on this ______ day of February, 1998.

                                    Ground Lessor
                                    SPALDING & EVENFLO COMPANIES, INC.

                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------

                                    Lessee:
                                    GOVERNMENT LAND BANK

                                    By:
                                       ---------------------------------------
                                       Michael P. Hogan, its executive director


                          COMMONWEALTH OF MASSACHUSETTS

_______, ss.                                              February ___, 1998

           Then personally appeared the above named _______________ and _________________ and acknowledged the foregoing instrument to be their free act and deed, and the free act and deed of said Spalding & Evenflo Companies, Inc., before me,


                                    -------------------------
                                    Notary Public
                                    My commission expires


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



                          COMMONWEALTH OF MASSACHUSETTS

_______, ss.                                            February ___, 1998

           Then personally appeared the above named Michael P. Hogan, Executive Director of the Government Land Bank and acknowledged the foregoing instrument to be his free act and deed, and the free act and deed of said agency before me,


                                                     -------------------------
                                                     Notary Public
                                                     My commission expires
EXHIBITS

A.         Description of Premises
B.         Permitted Encumbrance
C.         Insurance Requirements








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                                   SCHEDULE A

                         DESCRIPTION OF LEASED PREMISES






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                                   SCHEDULE B

                             PERMITTED ENCUMBRANCES

1. All the exceptions shown on Schedule B of a title insurance policy in the amount of $6,500,000.00 dated February __. 1998, given to the Government Land Bank and related to the Leased Premises.






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